As filed with the Securities and Exchange Commission on April 23, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VULCAN MATERIALS COMPANY
(Exact name of Registrant as specified in its charter)

New Jersey	20-8579133
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)
1200 Urban Center Drive
Birmingham, Alabama 35242
205-298-3000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
William F. Denson, III, Esq.
Senior Vice President and General Counsel
Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242
205-298-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Laura P. Washburn, Esq.
Paul S. Ware, Esq.
Bradley Arant Rose & White LLP
1819 Fifth Avenue North
Birmingham AL 35203
205-521-8000
     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Offering Price	Registration
Securities to be Registered	Registered(1)	per Unit(2)	Aggregate(2)	Fee
Common Stock, $1.00 par value(3)	352,779	$72.76	$25,668,200.04	$1,008.76

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers such number of additional shares of Common Stock to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sales prices per share of common stock as reported on the New York Stock Exchange composite transaction tape on April 18, 2008.

(3)	Each share of common stock includes one preference share purchase right. No separate consideration is payable for the preference share purchase rights. The registration fee for these securities is included in the fee for the common stock.

EXPLANATORY NOTE
     We are a New Jersey corporation formerly named Virginia Holdco, Inc. Unless otherwise stated or the context otherwise requires, references in this registration statement to “Vulcan,” “we,” “our,” or “us” refer to Vulcan Materials Company and its consolidated subsidiaries. We entered into an Agreement and Plan of Merger, or the merger agreement, dated as of February 19, 2007, as amended on April 9, 2007, with Legacy Vulcan Corp., a New Jersey corporation formerly named Vulcan Materials Company (“Legacy Vulcan”), Florida Rock Industries, Inc., a Florida corporation (“Florida Rock”), Virginia Merger Sub, Inc. and Fresno Merger Sub, Inc. Pursuant to the merger agreement, on November 16, 2007, our newly created wholly-owned subsidiary, Virginia Merger Sub, Inc., merged with and into Legacy Vulcan (the “Vulcan merger”), and our newly created wholly-owned subsidiary, Fresno Merger Sub, Inc., merged with and into Florida Rock (the “Florida Rock merger”). As a result of the Vulcan merger and the Florida Rock merger, each of Legacy Vulcan and Florida Rock became our wholly-owned subsidiaries. These mergers are referred to in this registration statement as the “mergers.” Pursuant to the mergers, the existing shareholders of Legacy Vulcan and Florida Rock became our shareholders. As a result of the mergers, each Legacy Vulcan shareholder received one share of our common stock for each outstanding share of common stock of Legacy Vulcan held and 30% of the outstanding shares of Florida Rock common stock were each converted into the right to receive 0.63 shares of our common stock. In addition, after the consummation of the transactions contemplated by the merger agreement, our name was changed from Virginia Holdco, Inc. to Vulcan Materials Company, and Legacy Vulcan’s name was changed from Vulcan Materials Company to Legacy Vulcan Corp.
     For purposes of our eligibility to file this registration statement on Form S-3, we are a successor registrant to both Legacy Vulcan and Florida Rock within the meaning of General Instruction I.A.7 to Form S-3.

PROSPECTUS
352,779 Shares of Common Stock
     This prospectus relates to the resale of up to 352,779 shares of our common stock by the selling shareholders identified in this prospectus. The shares that may be resold by the selling shareholders pursuant to this prospectus were originally issued by us to the selling shareholders in connection with our acquisition of certain real property and related assets held by Webber-Plyley, Inc., a California corporation (“Webber-Plyley”), pursuant to a purchase and sale agreement.
     The selling shareholders identified in this prospectus may sell the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The selling shareholders may sell the shares in public transactions or in privately negotiated transactions, without limitation, at prevailing market prices, at prices related to the prevailing market prices, or at negotiated prices or at fixed prices.
     We will not receive any proceeds from the sale of the shares.
     Our common stock is listed on the New York Stock Exchange under the symbol “VMC.” On April 18, 2008, the closing sale price of our common stock on the New York Stock Exchange was $72.28 per share.
     Investing in our common stock involves risks and uncertainties. You should carefully read and evaluate the risk factors described under the caption “Risk Factors” beginning on page 3 of this prospectus and under similar headings in our periodic reports and the other documents that are incorporated in this prospectus by reference, as well as the other information that we file with the Securities and Exchange Commission (the “SEC”).
     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is April 23, 2008.

ABOUT THIS PROSPECTUS
     You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in or incorporated by reference into this prospectus is accurate as of any date other than as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY
          Unless otherwise stated or the context otherwise requires, references in this prospectus to “Vulcan,” the “company,” “we,” “our,” or “us” refer to Vulcan Materials Company and its consolidated subsidiaries. We entered into an Agreement and Plan of Merger, or the merger agreement, dated as of February 19, 2007, as amended on April 9, 2007, with Legacy Vulcan Corp., a New Jersey corporation formerly named Vulcan Materials Company (“Legacy Vulcan”), Florida Rock Industries, Inc., a Florida corporation (“Florida Rock”), Virginia Merger Sub, Inc. and Fresno Merger Sub, Inc. Pursuant to the merger agreement, on November 16, 2007, our newly created wholly owned subsidiary, Virginia Merger Sub, Inc., merged with and into Legacy Vulcan (the “Vulcan merger”), and our newly created wholly owned subsidiary, Fresno Merger Sub, Inc., merged with and into Florida Rock (the “Florida Rock merger”). As a result of the Vulcan merger and the Florida Rock merger, each of Legacy Vulcan and Florida Rock became our wholly owned subsidiaries. We refer to these mergers in this prospectus as the “mergers.” Pursuant to the mergers, the existing shareholders of Legacy Vulcan and Florida Rock became our shareholders. As a result of the mergers, each Legacy Vulcan shareholder received one share of our common stock for each share of outstanding common stock of Legacy Vulcan held and 30% of the outstanding shares of Florida Rock common stock were each converted into the right to receive 0.63 shares of our common stock. In addition, after the consummation of the transactions contemplated by the merger agreement, our name was changed from Virginia Holdco, Inc. to Vulcan Materials Company, and Legacy Vulcan’s name was changed from Vulcan Materials Company to Legacy Vulcan Corp. References in this prospectus to “Legacy Vulcan” are to Legacy Vulcan Corp. and its consolidated subsidiaries. References to “Florida Rock” are to Florida Rock Industries, Inc. and its consolidated subsidiaries.
          The following summary highlights selected information contained elsewhere in this prospectus and the documents incorporated by reference in this prospectus and may not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus and the documents incorporated by reference in this prospectus. You should pay special attention to the “Risk Factors” section of this prospectus and the “Risk Factors” section in Vulcan’s Annual Report on Form 10-K for the year ended December 31, 2007, incorporated by reference herein.
Vulcan Materials Company
          We provide infrastructure materials that are required by the American economy. Headquartered in Birmingham, Alabama, we are the nation’s leading producer of construction aggregates, primarily crushed stone, sand and gravel, and a major producer of asphalt and concrete. We are traded on the New York Stock Exchange under the symbol “VMC.” We are a New Jersey corporation that was incorporated on February 14, 2007 and has held Legacy Vulcan, formerly named Vulcan Materials Company, and Florida Rock as direct wholly owned subsidiaries since the completion of the merger described above. Our principal executive offices are located at 1200 Urban Center Drive, Birmingham, Alabama 35242. Our telephone number is (205) 298-3000.
          Our website is located at http://www.vulcanmaterials.com. We do not incorporate the information on our website into this prospectus and you should not consider it part of this prospectus.
Legacy Vulcan
          Legacy Vulcan Corp. is a New Jersey corporation incorporated in 1956 and is the nation’s largest producer of construction aggregates and a major producer of asphalt mix and concrete. Legacy Vulcan’s construction materials business produces and sells aggregates—primarily crushed stone, sand and gravel—that are used in nearly all forms of construction. In particular, large quantities of aggregates are used to build roads and nonresidential infrastructure.
Florida Rock
          Florida Rock, a Florida corporation incorporated in 1945, is one of the nation’s leading producers of construction aggregates, a major provider of ready-mix concrete and concrete products in the Southeastern and mid-Atlantic states and a significant supplier of cement in Florida and Georgia. Florida Rock is engaged in the mining, processing, distribution and sale of sand, gravel and crushed stone, the production of ready-mix concrete and concrete products, as well as the sales of other building materials, the production and sales of Portland and masonry cement, the importation of cement and slag and the sale of calcium products to the animal feed industry.

The Offering
          The shares of common stock offered under this prospectus and any supplement were issued to such shareholders in a private placement pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated October 30, 2007, as amended by that certain Amendment No. 1 to Purchase and Sale Agreement and Joint Escrow Instructions dated February 6, 2008, as further amended by that certain Amendment No. 2 to Purchase and Sale Agreement and Joint Escrow Instructions dated March 13, 2008 (as amended, the “Purchase Agreement”), by and between CalMat Co., a Delaware corporation doing business as Vulcan Materials Company Western Division (“Buyer”), and Webber-Plyley, Inc., a California corporation (“Webber-Plyley”).
          The Purchase Agreement provides for an aggregate purchase price of Twenty-Five Million Dollars ($25,000,000.00), payable by issuance of shares of our common stock, par value $1.00 per share. We assigned the Purchase Agreement to a 1031 exchange agent pursuant to a planned Section 1031 exchange, and the 1031 exchange agent issued a promissory note to Webber-Plyley for the amount of the purchase price. Under the terms of the Purchase Agreement and the promissory note, we issued 352,779 shares of our common stock in exchange for certain real property and related assets held by Webber-Plyley. We agreed to register the shares for public resale by the selling shareholders.
          We are not selling any securities under this prospectus or any supplements and will not receive any of the proceeds from the sale of shares by the selling shareholders.

Common stock to be offered by selling shareholders	352,779 shares

Common stock to be outstanding after this offering	108,581,555 shares*

Use of proceeds	We will not receive any proceeds.

*	The number of shares to be outstanding after this offering is based on the number of shares outstanding as of December 31, 2007.

RISK FACTORS
          Any investment in our common stock will involve risks. You should carefully consider all of the information included in or incorporated by reference in this prospectus before deciding whether an investment in our common stock is suitable for you. In particular, you should carefully consider and evaluate the risks and uncertainties described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 under the heading “Risk Factors,” and any other reports we subsequently file pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that we incorporate by reference in this prospectus as well as those included or incorporated by reference in any prospectus supplement hereto. Any of the risks and uncertainties set forth therein could materially and adversely affect the trading price of our common stock being offered by this prospectus. As a result, you could lose all or part of your investment.
          Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected, which in turn could materially and adversely affect the trading price of our common stock being offered by this prospectus. As a result, you could lose all or part of your investment.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus, including the documents we incorporate by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings, or levels of capital expenditures. Statements to the effect that we or our management “anticipate,” “believe,” “estimate,” “expect,” “plan,” “predict,” “intend,” or “project” a particular result or course of events or “target,” “objective,” or “goal,” or that a result or event “should” occur, and other similar expressions, identify these forward-looking statements. These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports we periodically file with the SEC. These risks, uncertainties, and assumptions may cause our actual results or performance to be materially different from those expressed or implied by the forward-looking statements. We caution prospective investors that forward-looking statements are not guarantees of future performance and that actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statement for any reason, whether as a result of new information, future events or otherwise.
          In addition to the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2007, the following risks related to our business, among others, could cause actual results to differ materially from those described in the forward-looking statements:
•	the possibility that problems may arise in successfully integrating the businesses of the two companies involved in the mergers;

•	the possibility that the mergers may involve unexpected costs;

•	the possibility that the combined company may be unable to achieve cost-cutting synergies following the mergers;

•	the possibility that the businesses may suffer as a result of uncertainty surrounding the mergers;

•	the possibility that the industry may be subject to future regulatory or legislative actions;

•	the outcome of pending legal proceedings;

•	changes in interest rates;

•	the timing and amount of federal, state and local funding for infrastructure;

•	changes in the level of spending for residential and private nonresidential construction;

•	the highly competitive nature of the construction materials industry;

•	pricing of our products;

•	our ability to secure and permit aggregate reserves in strategically located areas;

•	weather and other natural phenomena;

•	energy costs;

•	costs of hydrocarbon-based raw materials;

•	increasing healthcare costs;

•	the timing and amount of any future payments to be received under two earn-outs contained in the agreement for the divestiture of Legacy Vulcan’s chemicals business; and

•	other risks and uncertainties.

USE OF PROCEEDS
          We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders. The selling shareholders will pay any expenses incurred by the selling shareholders for accounting, tax or legal services incurred by the selling shareholders in disposing of the shares. The selling shareholders will also be responsible for any sales or underwriting discounts, commissions or fees incurred by the selling shareholders in connection with the sale of the shares covered by this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING SHAREHOLDERS
          We issued the shares of our common stock that we are registering for resale by this prospectus pursuant to the Purchase Agreement in connection with our acquisition of certain real property and related assets held by Webber-Plyley. In connection with the acquisition, we entered into an agreement with Webber-Plyley to assign our rights under the Purchase Agreement in order to have the acquisition qualify as a Section 1031 exchange under the Internal Revenue Code. As part of the purchase price for the Webber-Plyley real property and related assets, the qualified intermediary issued a promissory note to the selling shareholders, who then transferred the note to us in exchange for an aggregate of 352,779 shares of our common stock. We also agreed to register for resale 352,779 shares of our common stock offered by the selling shareholders in this prospectus. This prospectus covers, among other things, the offer and sale by the selling shareholders listed below of up to the total number of shares of common stock issued to the selling shareholders pursuant to the terms of the Purchase Agreement and related promissory note.
          We are registering the above-referenced shares to permit the selling shareholders listed below and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell the shares in the manner contemplated under the “Plan of Distribution.”
          The following table sets forth the number of shares of our common stock beneficially owned by the selling shareholders as of April 23, 2008, the date of the closing of the Webber-Plyley acquisition, and is based on the selling shareholders’ representations regarding their ownership thereof. The percentage of outstanding shares of common stock beneficially owned before the offering is based on 108,234,275 shares of common stock outstanding as of December 31, 2007. The number and percentage of outstanding shares of common stock beneficially owned after the offering assumes that all of the shares of our common stock being offered by the selling shareholders are sold and assumes that no additional shares of our common stock are purchased by the selling shareholders prior to the completion of this offering.
          Except as indicated in this section, we are not aware of any material relationship between us and the selling shareholders within the past three years, other than as a result of the selling shareholders’ beneficial ownership of our common stock.
          Information about the selling shareholders may change from time to time. Any changed information will be set forth in prospectus supplements or post-effective amendments, if required by applicable law. For information on the procedure for sales by selling shareholders, see “Plan of Distribution” on page 7.

Number of
Shares of
	Shares of		Vulcan	Shares of
	Vulcan Common		Common	Vulcan Common
	Stock Owned Prior to		Stock Being	Stock Owned After
	the Offering		Offered	the Offering
Name of Selling Shareholder	Number	Percent		Number	Percent
George A. and Helma Webber, as joint owners	176,389	*	176,389	0	—
Donald James and Michelle Lynn Plyley, as joint owners	176,390	*	176,390	0	—

*	Percentage of shares owned is less than one percent of total outstanding shares of common stock.

PLAN OF DISTRIBUTION
          We are registering 352,779 shares of common stock issued to the selling shareholders to permit the resale of these shares of common stock by the holder of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock, other than fees of the selling shareholders’ attorneys, accountants and tax advisors.
          The selling shareholders and their successors, including their pledgees, donees or other transferees, may offer and sell shares of the common stock covered by this prospectus from time to time directly or, alternatively, through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of these shares. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.
          The shares of common stock may be sold in privately negotiated transactions or on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the common stock may be listed or quoted at the time of sale, in the over-the-counter market, or otherwise. The methods by which such sales may be effected (which may involve crosses or block transactions) include:
•	A block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as an agent but may position and resell a portion of the block as a principal to facilitate the transaction;

•	purchases by a broker or dealer as a principal and resale by that broker or dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	any combination of any of the above; and

•	any other method permitted pursuant to applicable law.
          In addition, any shares of common stock covered by this prospectus that qualify for sale under Rules 144 and 145 of the Securities Act may be sold under Rules 144 and 145 rather than under this prospectus. The selling shareholders are not required to sell any shares of common stock covered by this prospectus and may transfer or gift these shares of common stock by other means not described in this prospectus.
          Brokers or dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in selling shares. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.
          The selling shareholders and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act in connection with sales of shares of common stock covered by this prospectus. Any commission, discount or concession received by a broker or dealer and any profit on the resale of shares of common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling shareholders may be deemed to be underwriters within the meaning of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders and any other person participating in the distribution will be subject to applicable provisions of the Exchange Act, as amended, including without limitation, Regulation M.
          We are paying the expenses of registering the shares under the Securities Act, including registration and filing fees, printing expenses, administrative expenses, and our legal fees. The selling shareholders will be responsible for any sales or underwriting discounts, commissions or other fees incurred by the selling shareholders in connection with the sale of the shares covered by this prospectus.
          The selling shareholders may agree to indemnify any agent, broker, dealer or underwriter that participates in transactions involving sales of shares against liabilities, including liabilities arising under the Securities Act.

          To the extent required, the shares of common stock to be sold, the purchase price of a sale, the names of any agent, broker, dealer, or underwriter or arrangements relating to any such entity or applicable commissions with respect to a particular offer or sale will be set forth in an accompanying prospectus supplement or, if appropriate a post-effective amendment to the registration statement of which this prospectus is a part.
LEGAL MATTERS
          The validity of the issuance of shares of our common stock offered by this prospectus will be passed upon by William F. Denson, III, our Senior Vice President and General Counsel. Mr. Denson could be deemed to have a substantial interest in Vulcan due to these relationships, and Mr. Denson also holds common stock of, and employee stock options to purchase common stock of, Vulcan.
EXPERTS
          The consolidated financial statements, the related financial statements schedule, incorporated in this prospectus by reference from Vulcan’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of Vulcan’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report on the consolidated financial statements expresses an unqualified opinion and includes an emphasis of matter paragraph referring to Vulcan’s acquisition of 100% of the outstanding common stock of Florida Rock Industries, Inc.). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION AND
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
          Vulcan files annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Our SEC filings are also accessible through the Internet at the SEC’s web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
          The SEC permits us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering of the securities by means of this prospectus is terminated.
          These documents contain important business and financial information about and us that is not included in or delivered with this prospectus.

Vulcan Materials Company (File No. 001-33841)

(formerly Virginia Holdco, Inc.)	Period

Annual Report on Form 10-K	Fiscal year ended December 31, 2007
          To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished, rather than filed with, the SEC such information or exhibit is specifically not incorporated by reference into this document.
          If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242, Attention: Jerry F. Perkins, Jr.
          If you find inconsistencies between the documents, or between the documents and this prospectus or the applicable prospectus supplement, you should rely on the most recent document or prospectus supplement.

VULCAN MATERIALS COMPANY
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
          The following table sets forth the estimated costs and expenses payable by Vulcan Materials Company in connection with sales of the securities being registered.

Per Offering
SEC filing fee	$1,008.76

Legal fees and expenses	$15,000

Accounting fees and expenses	$15,000

Transfer agent fees	$1,000

Miscellaneous	$5,000

Total	$37,008.76
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          Section 14A:3-5 of the New Jersey Business Corporation Act empowers a New Jersey corporation to indemnify present and former directors, officers, employees or agents of the corporation and certain other specified persons. Article IV of the By-Laws of the Registrant provides as follows:
          (a) Subject to the provisions of this Article IV, the corporation shall indemnify the following persons to the fullest extent permitted and in the manner provided by and the circumstances described in the laws of the State of New Jersey, including Section 14A:3-5 of the New Jersey Business Corporation Act and any amendments thereof or supplements thereto:
(i)	any person who is or was a director, officer, employee or agent of the corporation;

(ii)	any person who is or was a director, officer, employee or agent of any constituent corporation absorbed by the corporation in a consolidation or merger, but only to the extent that (A) the constituent corporation was obligated to indemnify such person at the effective date of the merger or consolidation or (B) the claim or potential claim of such person for indemnification was disclosed to the corporation and the operative merger or consolidation documents contain an express agreement by the corporation to pay the same;

(iii)	any person who is or was serving at the request of the corporation, or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit; and

(iv)	the legal representative of any of the foregoing persons (collectively, a “Corporate Agent”).
          (b) Anything herein to the contrary notwithstanding, the corporation shall not be obligated under this Article IV to provide indemnification (i) to any bank, trust company, insurance company, partnership or other entity, or any director, officer, employee or agent thereof or (ii) to any other person who is not a director, officer or employee of the corporation, in respect of any service by such person or entity, whether at the request of the corporation or by agreement therewith, as investment advisor, actuary, custodian, trustee, fiduciary or consultant to any employee benefit plan.
          (c) To the extent that any right of indemnification granted hereunder requires any determination that a Corporate Agent shall have been successful on the merits or otherwise in any Proceeding (as hereinafter defined) or in defense of any claim, issue or matter therein, the Corporate Agent shall be deemed to have been “successful” if, without any settlement having been made by the Corporate Agent, (i) such Proceeding shall have been dismissed or otherwise terminated or abandoned without any judgment or order having been entered against the Corporate Agent, (ii) such claim, issue or other matter therein shall have been dismissed or otherwise eliminated or abandoned as against the Corporate Agent, or (iii) with respect to any threatened Proceeding, the Proceeding shall have been abandoned or there shall have been a failure for any reason to institute the Proceeding within a reasonable time after the same shall have been threatened or after any inquiry or investigation that could have led to any such Proceeding shall have been commenced. The Board of Directors or any authorized committee thereof shall have the right to determine what constitutes a “reasonable time” or an “abandonment” for purposes of this paragraph (c), and any such determination shall be conclusive and final.
          (d) To the extent that any right of indemnification granted hereunder shall require any determination that the Corporate Agent has been involved in a Proceeding by reason of his or her being or having been a Corporate Agent, the Corporate Agent shall be deemed to have been so involved if the Proceeding involves action allegedly taken by the Corporate Agent for the benefit of the corporation or in the performance of his or her duties or the course of his or her employment for the corporation.
          (e) If a Corporate Agent shall be a party defendant in a Proceeding, other than a Proceeding by or in the right of the corporation, and the Board of Directors or a duly authorized committee of disinterested directors shall determine that it is in the best interests of the corporation for the corporation to assume the defense of any such Proceeding, the board of Directors or such committee may authorize and direct that the corporation assume the defense of the Proceeding and pay all expenses in connection therewith without requiring such Corporate Agent to undertake to pay or repay any part thereof. Such assumption shall not affect the right of any such Corporate Agent to employ his or her own counsel or to recover indemnification under this By-law to the extent that he may be entitled thereto.
          (f) As used herein, the term “Proceeding” shall mean and include any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.
          (g) The right to indemnification granted under this Article IV shall not be exclusive of any other rights to which any Corporate Agent seeking indemnification hereunder may be entitled.
          (h) The registrant maintains directors and officers liability insurance which insures against liabilities that directors and officers of the registrant may incur in such capacities.
          In addition, the merger agreement provides that Vulcan will, to the fullest extent permitted by law, indemnify and hold harmless, and provide advancement of expenses to, all past and present officers, directors and employees of Florida Rock and its subsidiaries. Florida Rock has entered into indemnification agreements with each of its directors and officers that require Florida Rock to indemnify and advance expenses to such indemnitees to the fullest extent permitted by Florida law.
ITEM 16. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION

3.1(1)	Certificate of Incorporation (Restated 2007) of Vulcan Materials Company (formerly known as Virginia Holdco, Inc.), filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on November 16, 2007

3.2(1)	Amended and Restated By-Laws of Vulcan Materials Company (formerly known as Virginia Holdco, Inc.), filed as Exhibit 3(ii) to the Company’s Current Report on Form 8-K on February 13, 2008

5.1(2)	Opinion of William F. Denson, III

23.1(2)	Consent of Deloitte & Touche LLP, independent registered public accounting firm

EXHIBIT NUMBER	DESCRIPTION

23.2(2)	Consent of William F. Denson, III (contained in Exhibit 5.1)

24 (2)	Powers of Attorney of certain Directors

[1]	Incorporated by reference.

[2]	Filed herewith.
ITEM 17. UNDERTAKINGS.
          The undersigned registrant hereby undertakes:
          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
          For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 23rd day of April, 2008.
VULCAN MATERIALS COMPANY

By:	/s/ Donald M. James
Donald M. James
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald M. James Donald M. James	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2008

/s/ Daniel F. Sansone Daniel F. Sansone	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 23, 2008

/s/ Ejaz A. Khan Ejaz A. Khan	Vice President, Controller and Chief Information Officer (Principal Accounting Officer)	April 23, 2008

John D. Baker II	Director

Philip J. Carroll, Jr.	Director

Phillip W. Farmer	Director

H. Allen Franklin	Director

Ann McLaughlin Korologos	Director

Douglas J. McGregor	Director

James V. Napier	Director

Donald B. Rice	Director

Orin R. Smith	Director

Vincent J. Trosino	Director

/s/ William F. Denson, III William F. Denson, III		April 23, 2008
Attorney-in-Fact
For each of the Directors
Listed Above